UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2025

UNITED AIRLINES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-06033	36-2675207
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

233 S. Wacker Drive, Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

(872) 825-4000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
United Airlines Holdings, Inc.	Common Stock, $0.01 par value	UAL	The Nasdaq Stock Market LLC
United Airlines Holdings, Inc.	Preferred Stock Purchase Rights	None	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to Part II, Section 8.1 of the Amended and Restated Certificate of Incorporation of United Airlines Holdings, Inc. (the "Company"), the United Airlines Pilots Master Executive Council of the Air Lines Pilots Association, International ("ALPA-MEC"), the holder of the Company's Class Pilot MEC Junior Preferred Stock, has the right to elect one member to the Company's Board of Directors (the "Board") at each annual meeting of stockholders, remove such director with or without cause and fill any vacancies in such directorship.

Captain Anne Worster has occupied the ALPA-MEC director position on the Board since February 27, 2024. On January 13, 2025, the Company received notice that Captain Worster was no longer the chairperson of the ALPA-MEC and, accordingly, Captain Worster resigned from the Board effective immediately. Captain Worster’s departure from the Board was not due to any disagreement with the Company on any matter relating to the Company's operations, policies or practices. The Company thanks Captain Worster for her Board service.

On January 15, 2025, ALPA-MEC designated Brian Noyes to fill the vacancy on the Board resulting from Captain Worster’s departure, effective immediately. At this time, the Board has not yet designated any committees of the Board upon which Mr. Noyes will serve. As a director elected by a class of stock other than the Company's common stock, Mr. Noyes will not be entitled to receive any cash or equity compensation from the Company as a director but will be entitled to receive certain other benefits during his service as a director. For a description of such benefits, see "How Directors Are Paid" in the Company's definitive proxy statement for its 2024 Annual Meeting of Stockholders held on May 22, 2024 filed with the Securities and Exchange Commission on April 12, 2024.

Other than pursuant to the rights of the ALPA-MEC described above, there were no arrangements or understandings between Mr. Noyes and any other persons pursuant to which he was appointed to the Board and since the beginning of the last fiscal year, there have been no related party transactions between the Company and Mr. Noyes that would be reportable under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED AIRLINES HOLDINGS, INC.

By:	/s/ Robert S. Rivkin
Name:	Robert S. Rivkin
Title:	Senior Vice President & Chief Legal Officer

Date: January 17, 2025